EXHIBIT 15

Letter Re: Unaudited Interim Financial Information

To the Board of Directors of Aaron Rents, Inc.

We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated May 5, 2005, relating to the unaudited consolidated interim financial statements of Aaron Rents, Inc. and Subsidiaries that are included in its Form 10-Q for the quarter ended March 31, 2005:

•            Registration Statement (Form S-8 No. 33-9206) pertaining to the Aaron Rents, Inc. Employees Retirement Plan and Trust

•            Registration Statement (Form S-8 No. 33-62538) pertaining to the Aaron Rents, Inc. Employees Retirement Plan and Trust

•            Registration Statement (Form S-8 No. 333-33363) pertaining to the Aaron Rents, Inc. 1996 Stock Option and Incentive Award Plan

•            Registration Statement (Form S-8 No. 333-76026) pertaining, inter alia, to the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan

•            Registration Statement (Form S-8 No. 333-123426) pertaining to the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan

/s/ Ernst & Young LLP
Atlanta, Georgia
May 5, 2005